Exhibit 99.3

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT, dated as of  the 9th of December and effective as of the Effective Date (as defined below), by and between SmartMetric Inc., a Nevada corporation (the “Company”), and Colin Hendrick (“Executive”).

W I T N E S E T H:
WHEREAS, Executive is currently serving as Chief Executive Officer and President of the Company, and the Company wishes to assure itself of the services of Executive for the period provided in this Agreement (“Agreement”); and

WHEREAS, Executive is willing to serve in the employ of the Company on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the promises and the mutual covenants herein contained, the Company and Executive, intending to be legally bound, hereby agree as follows:

Section 1. Employment.
(a)   Agreement to Employ. Upon the terms and subject to the conditions of this Agreement, the Company hereby employs Executive, and Executive hereby accepts employment by the Company.

(b)   Employment Period. For the purposes of this Agreement, the Effective Date shall mean December 9, 2009. The term of Executive’s employment shall initially be for a period of three (3) years (the “Initial Term”) commencing on the Effective Date; provided that such term may be renewed by the mutual written agreement of Executive and the Company for additional consecutive one (1) year terms (each, a “Renewal Term”), unless, in either case, this Agreement shall have been earlier terminated in accordance with Section 5 (the “Employment Period”).

Section 2. Position and Duties.
During the Employment Period, Executive agrees to serve as Chairman of the Board of Directors, President and Chief Executive Officer of the Company. Executive shall render administrative and management services to the Company such as are customarily performed by persons situated in a similar executive capacity and shall perform such other duties not inconsistent with his title and office as may be assigned to him by or under the authority of the Board of Directors of the Company (“Board of Directors”). Executive shall also perform the duties of Chief Software Engineer and Electronic Engineer. During the Employment Period, Executive shall devote a majority of his business time, skill and efforts to the business of the Company. Notwithstanding the foregoing, Executive may (i) except as provided in Section 6(a) hereof, (x) make and manage personal business investments of his choice, (y) serve in any capacity with any civic, educational or charitable organization, or any trade association, and (z) be involved in the management and serve on the Board of Directors of any other company that does not conflict with the business interests of SmartMetric, Inc., only upon obtaining approval by the Board of Directors. Executive shall not be relocated from New York City without Executive’s consent. If in the event the Executive is relocated to a place other than New York for a period longer then one month and not exceeding three (3) years then the company will pay all expenses for relocation including rent/or mortgage payments for the duration of the relocation. Executive shall have such authority as is necessary or appropriate to carry out his assigned duties.

Section 3. Compensation.
The Company shall pay Executive an annual salary of $170,000. In addition the Executive may earn bonus amounts payable in cash, to be paid to the Executive within sixty (60) days following the year-end audit, based upon the satisfaction of performance criteria that will be established by a committee of the Board of Directors (the “Compensation Committee”) in its discretion, and subject to the approval of the Board of Directors (or, if the Compensation Committee is not yet established, by the Board of Directors). The Compensation Committee shall be comprised of a minimum of three (3) directors, a majority of whom are independent. Such performance criteria will include corporate performance goals consistent with the Company’s business plan, and shall include a minimum of  a 2% override on any revenues generated to the Company on the Patent(s) that have been assigned to the Company either directly by Executive, or by Applied Cryptography, Inc., payable once the Company achieves $100,000 in gross  revenues from the Patent.  With regard to all other compensation, the final determination as to the actual corporate and individual performance against the pre-established goals and objectives, and the bonus amounts payable in relationship to such performance, shall be made by the Compensation Committee in its sole discretion. If this Agreement is renewed in accordance with Section 1(b), the Compensation Committee shall review Executive’s salary in light of the performance of Executive and the Company, and may, in its discretion, increase (but not decrease) such salary by an amount it determines to be appropriate. Executive’s annual salary payable hereunder, is referred to herein as “Salary”.

Section 4. Benefits.

(a)   Vacations. Executive shall be entitled to up to three (3) weeks’ paid vacation and up to 21 days paid religious holidays (in addition to the holidays the Company extends, as a matter of policy, to its employees) during each year of the Employment Period which, with regard to vacation time shall be scheduled in Executive’s discretion, subject to and taking into account the business exigencies of the Company, and with regard to religious holidays will be taken at the appointed times. Unused vacation (but not religious holidays) may be accrued from year to year in accordance with the Company’s policy as in effect from time to time with regard to executive employees.

(b)   Business Expenses. The Company shall pay or reimburse Executive for all documented reasonable business expenses incurred by Executive in the performance of Executive’s duties hereunder, in accordance with the Company’s policies.

(c)   Other Benefits. During the Employment Period, Executive shall receive such other life insurance, pension, disability insurance, health insurance and sick pay benefits and other benefits which the Company extends, as a matter of policy, to its executive employees and, except as otherwise provided herein, shall be entitled to participate in all deferred compensation and other incentive plans of the Company on the same basis as other like employees of the Company.

(d)   Indemnification. The Company shall, to the maximum extent permitted by applicable law and the Company’s certificate of incorporation or its bylaws, indemnify Executive and hold Executive harmless from and against any claim, loss or cause of action arising from or out of Executive’s performance as an officer, director or employee of the Company provided that Executive acted in good faith, was not negligent and did not breach any duty owed to the Company. If any claim is asserted hereunder for which Executive reasonably believes in good faith he is entitled to be indemnified, the Company shall pay Executive’s reasonable legal expenses (or cause such expenses to be paid), as may be required but no less frequently than on a quarterly basis, provided that Executive shall reimburse the Company for such amounts, plus simple interest thereon at the 90-day United States Treasury Bill rate as in effect from time to time, compounded annually, if Executive shall be found by a final, non-appealable order of a court of competent jurisdiction not to be entitled to indemnification.

(e)   Key-Person Life Insurance. The company may purchase “key-person” life insurance policies on the Executive’s life in such amounts and of such types as is determined by the Board of Directors. Executive shall cooperate fully with the Company in obtaining such insurance and shall submit to such physical examinations and provide such information as is reasonably required to obtain and maintain such policies. Neither Executive nor his successor-in-interest or estate shall have any interest in any such key-person policies so obtained.

Section 5. Termination of Employment.

(a)   Early Termination of the Employment Period. Executive’s employment under this Agreement may be terminated in any of the following manners:

Executive may, upon written notice to the Company, terminate employment with the Company at any time for “Good Reason” (as defined in Section 5(e)) it being agreed that any such termination, although effected by Executive shall not constitute a Voluntary Termination;

Executive’s employment may, upon written notice to Executive, be terminated by the Company at any time for “Cause” (as defined in Section 5(d));

This Agreement shall terminate automatically upon Executive’s death;

The Company may, upon written notice to Executive, terminate this Agreement upon Executive’s Disability. As used herein, the term “Disability” shall mean a determination that Executive suffers from illness or other physical or mental impairment that prevents Executive from substantially performing his duties for a period of 60 days during any six (6) month period during the Employment Period or for 90 days during any twelve (12) month period during the Employment Period. The determination of whether (and, if appropriate, when) a Disability has occurred shall be made by a majority of the Board of Directors of the Company.

Any termination pursuant to this Section 5(a) shall be communicated to the non-terminating party by a “Notices” in accordance with Section 10.

(b)   Benefits Payable Upon Termination.

(i)   Following the end of the Employment Period pursuant to any manner described in Section 5(a) or for any other reason, the Company shall pay to Executive (or, in the event of his death, his surviving spouse, if any, or his estate): (A) any Salary earned, but unpaid, for services rendered to the Company on or prior to the date on which the Employment Period ended, and (B) amounts which are vested or which Executive is otherwise entitled to receive under the terms of or in accordance with any plan, policy, practice or program of, or any contract or agreement with, the Company at the date the Employment Period ends. In addition, the Executive shall be eligible for insurance coverage’s mandated under COBRA and for any benefits for which Executive, as a former employee, is eligible under the terms of the welfare plans, programs and arrangements of the Company. The Corporation shall pay the first twelve (12) months of COBRA premiums for Executive’s coverage under the Company’s group medical insurance plan.

(ii) Vested benefits referred to in Section 5(b)(i) shall be payable in accordance with the terms of the plan, policy, practice, program, contract or agreement under which such benefits have accrued.

(c)   Continuing Obligations. After receipt of written notice of termination, but prior to the effective date of such termination, Executive shall continue to perform his duties under this Agreement unless specifically instructed to discontinue such performance. In the event of termination, Executive and the Company shall remain liable for their respective obligations accrued under this Agreement prior to the effective date of termination.

(d)   Definition of Cause. For purposes of this Agreement, “Cause” means Executive’s:

(i)   persistent and repeated refusal, failure or neglect to perform the material duties of his employment under this Agreement (other than by reason of Executive’s physical or mental illness or impairment), provided that such Cause shall be deemed to occur only after the Corporation gave written notice thereof to Executive specifying in reasonable detail the conduct constituting Cause, and Executive failed to cure and correct his conduct within thirty (30) days after such notice;

(ii)   committing any act of fraud or embezzlement, provided that such Cause shall be deemed to occur only after the Corporation gave written notice thereof to Executive specifying in reasonable detail the instances of such conduct, and Executive had the opportunity to be heard at a meeting of the Board of Directors;

(iii) breach of clauses (a), (b) or (c) of Section 6 hereof that results in a material detriment to the Company;

(iv) conviction of a felony (including pleading guilty to a felony); or

(v) habitual abuse of alcohol or drugs.

(e)   Definition of Good Reason. For purposes of this Agreement, “Good Reason” means:

(i) any material reduction in Executive’s authority, duties or responsibilities;

(ii) any material change in Executive’s reporting lines or removal of the Executive from his principal positions as of the beginning of the Employment Period (other than a promotion); or

(iii)   any material failure by the Company to pay or provide the compensation and benefits under this Agreement; provided that, in each such event, the Executive shall give the Company notice thereof which shall specify in reasonable detail the circumstances constituting Good Reason, and there shall be no Good Reason with respect to any such circumstances cured by the Corporation within thirty (30) days after such notice.

Section 6. Noncompetition and Confidentiality.

(a)   Noncompetition. During the Employment Period and for one  year thereafter, Executive shall not, without the consent of the Company, assist or become associated with any person or entity, whether as a principal, partner, employee, consultant or shareholder (other than as a holder of not in excess of 5% of the outstanding voting shares of any publicly traded company purchased in open market transactions) that is actively engaged in the business of applying Smartcard technology to Internet access and internet e-commerce solutions.

(b)   Confidentiality and Company Property. Executive agrees that he will not at any time during the Employment Period and for five (5) years thereafter for any reason, in any fashion, form, or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, corporation or other business entity, in any manner whatsoever, any confidential information or trade secrets concerning the business of the Company, including, without limiting the generality of the foregoing, the techniques, methods or systems of its operation or management, any information regarding its financial matters, research and development data and materials, and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, databases, algorithms, computer programs and other software, know-how, trade secrets, proprietary processes and formulae, inventions, trade dress, logos and designs or any other material information concerning the business of the Company (including customer lists), its manner of operation, its plans or other material data (the “Confidential Information”). The provisions of this Section 6 shall not apply to (i) information disclosed in the performance of Executive’s duties to the Company based on his reasonable good faith belief that such a disclosure is in the best interests of Company (ii) information that is, at the time of the disclosure, public knowledge; (iii) information disseminated by the Company to third parties in the ordinary course of business; (iv) information lawfully received by Executive from a third party who, based upon inquiry by Executive, is not bound by a confidential relationship to the Company; or (v) information disclosed under a requirement of law or as directed by applicable legal authority having jurisdiction over Executive and (vi) information, ideas or inventions developed by Executive prior to his employment by the Company.

During and after the term of employment hereunder, the Executive agrees not to remove from the Company’s premises any documents, records, files, notebooks, correspondence, computer printouts, computer programs, computer software, price lists, microfilm, or other similar documents containing confidential information, including copies thereof, whether prepared by him or others, except as his duties shall require, and in such cases, will promptly return such items to the Company. Upon termination of the Executive’s employment with the Company, all such items including summaries or copies thereof, then in his possession, shall be returned to the Company immediately. The Executive agrees to the return of such items, which shall be a requirement in order for him to receive, at the time of such termination, or any time thereafter, any compensation due him pursuant to any paragraphs hereunder or otherwise;

(c)   Patents and Inventions. To date, Executive owns all of the rights, title and interest in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by Executive, solely or jointly, or in whole or in part, during the Employment Term. The foregoing includes all adoptions and improvements to the patent and the underlying technology (the “Patent”) that, until this date, were subject of a certain license agreement between Executive and the Company dated as of August 1, 2004 (the “License Agreement”) pursuant to which Executive has granted the Company an exclusive royalty license to distribute, sell develop and otherwise utilize the Patent which consists of a business system concept involving the use of a Smartcard to facilitate interconnectivity to the Internet, storage of personal information and form filling and transaction and identity verification functions.  Executive will terminate such License upon his receipt of Series B Preferred Stock, and will assign the Patent to the Company in accordance with the terms outlined in a certain Assignment Agreement dated December __, 2009.

Executive hereby grants to the Company during the Employment Term a right of first refusal to be the licensee of or to purchase on terms to be mutually agreed upon all of the rights, title and interest of Executive in and to all other inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by Executive, in whole or in part, during the Employment Term which (i) relate to methods, apparatus, designs, products, processes or devices sold, leased, used or under construction or development by the Company or (ii) otherwise relate to or pertain to the business, functions or operations of the Company. However, under no circumstances shall Executive utilized, sell, transfer, license or otherwise hypothecate any such patents, inventions, ideas, disclosures, improvements and/or copyrightable materials so as to compete with the business or products of the Company.

(d)   Non-Solicitation of Employees. During the Employment Period and for five years thereafter, Executive will not directly or indirectly induce any employee of the Company or any of its subsidiaries or affiliates to terminate employment with such entity, and will not directly or indirectly, either individually or as owner, agent, employee, consultant or otherwise, employ or offer employment to any person who is or was employed by the Company or a subsidiary thereof, unless such person shall have ceased to be employed by such entity for a period of at least six months.

(e)   Injunctive Relief with Respect to Covenants. Executive acknowledges and agrees that the covenants and obligations of Executive with respect to Noncompetition, inventions, confidentiality and Company property contained in this Section 6 relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause the Company irreparable injury for which adequate remedies are not available at law. Therefore, Executive agrees that the Company shall be entitled to an injunction, restraining order or such other equitable relief as a court of competent jurisdiction may deem necessary or appropriate to restrain Executive from committing any violation of the covenants and obligations contained in this Section 6. These injunctive remedies are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity.

Section 7. No Conflict With Prior Agreements: Due Authorization.

Executive represents to the Company that neither Executive’s execution of this Agreement or commencement of employment hereunder nor the performance of Executive’s duties hereunder conflicts with any contractual commitment on Executive’s part to any third party. The Company represents to Executive that it is fully authorized and empowered by action of the Company’s Board of Directors to enter into this Agreement and that performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or other entity. Executive agrees that by execution of this Agreement any other employment agreements between Executive and the Company and any of its subsidiaries, are hereby terminated and neither party shall have any further rights or obligations thereunder.

Nothing herein shall be construed to require Executive to use or disclose any information that he is prohibited from using or disclosing as a result of legal or contractual obligations.

Section 8. Post-Termination Obligations.

(a)   Notwithstanding anything else provided in this Agreement, all payments and benefits to Executive under this Agreement shall be subject to Executive’s compliance with clause (b) of this Section 8 during the term of this Agreement and for one full year after the expiration or termination hereof.

(b)   Executive shall, upon reasonable notice, furnish such information and assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party; provided that the Company shall be required to reimburse Executive for the reasonable value of his time in connection therewith and for any out-of-pocket costs attributable thereto.

Section 9. Source of Payments.

All payments provided in this Agreement shall be timely paid in cash or check by the Company.

Section 10. Miscellaneous.

(a)   Survival. Sections 4(d), 5, 6, 7 and 8 shall survive the termination hereof.

(b)   Binding Effect. This Agreement shall be binding on the Company and any person or entity which succeeds to the interest of the Company (regardless of whether such succession occurs by operation of law) by reason of the sale of all or a portion the Company’s stock, a merger, consolidation, or reorganization involving the Company or a sale of the assets of the business of the Company (or portion thereof) in which Executive performs a majority of his services. This Agreement shall also inure to the benefit of Executive’s heirs, executors, administrators and legal representatives.

(c)   Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned or delegated by any party hereto without the prior written consent of the other party, except that the Company may delegate to any of its direct or indirect wholly owned subsidiaries its obligations to provide compensation and benefits hereunder, provided no such delegation shall relieve the Company of its obligations hereunder.

(d)   Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters referred to herein, and supersedes any other employment agreement Executive may have with the Company or any subsidiary of the Company and no other agreement, oral or otherwise, shall be binding between the parties unless it is in writing and signed by the party against whom enforcement is sought. There are no promises, representations, inducements or statements between the parties other than those that are expressly contained herein. Executive acknowledges that he is entering into this Agreement of his own free will and accord, and with no duress, that he has been represented and fully advised by competent counsel in entering into this Agreement, that he has read it and that he understands it and its legal consequences. No parol or other evidence may be admitted to alter, modify or construe this Agreement, which may be altered, modified or amended only by a writing signed by the parties hereto.

(e)   Severability; Reformation. In the event that one or more of the provisions of this Agreement shall become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. In the event that any of Sections 6(a), (b) or (c) is not enforceable in accordance with its terms, Executive and the Company agree that such Section shall be reformed to make such Section enforceable in a manner which provides the Company the maximum rights permitted at law.

(f)   Waiver. Waiver by any party hereto of any breach or default by the other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party hereto to assert its or his rights hereunder on any occasion or series of occasions.

(g)   Notices. Any notice required or desired to be delivered under this Agreement shall be in writing and shall be delivered personally against receipt, by courier service or by registered mail, return receipt requested, and shall be effective upon actual receipt by the party to which such notice shall be directed, and shall be addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

(i)	If to the Company, to: SmartMetric Inc. 9553 HARDING AVENUE SUITE 303 SURFSIDE FL 33154 With a copy to: Andrea Cataneo Sichenzia Ross Friedman Ference, LLP 81 Meadowbrook Road Randolph, NJ 07860

(ii)	If to Executive, to: Colin Hendrick

(h)   Excise Tax Limit. Notwithstanding anything in this Agreement to the contrary, in the event it shall be determined that any payment or distribution by the Company or any other person or entity to or for the benefit of Executive is a “parachute payment” (within the meaning of Section 280G of the Internal Revenue Code, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a “Payment”) in connection with, or arising out of, his employment with the Company or a change in ownership or effective control of the Company (within the meaning of Section 280G of the Internal Revenue Code, and would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code) (the “Excise Tax”), the Payments shall be reduced to the extent necessary so that such remaining Payment would not be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

(i)   Headings. Headings to paragraphs in this Agreement are for the convenience of the parties only and are not intended to be part of or to affect the meaning or interpretation hereof.

(j)   Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(k)   Withholding. Any payments provided for herein shall be reduced by any amounts required to be withheld by the Company from time to time under applicable Federal, State or local income or employment tax laws or similar statutes or other provisions of law then in effect.

(l)   Arbitration; Legal Fees. Except as provided in this Agreement any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in New York, New York in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction. The Company shall reimburse Executive for all reasonable legal fees and costs and other fees and expenses which Executive may incur in respect of any dispute or controversy arising under or in connection with this Agreement; provided, however, that the Company shall not reimburse any such fees, costs and expenses if the fact finder determines that the action brought by Executive was frivolous or in the event judgment is entered against Executive.

(m)   GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and Executive has hereunto set his hand as of the day and year first above written.

SMARTMETRIC, INC.

By:	/s/
Name: Colin Hendrick
Title: President and CEO

EXECUTIVE

By:	/s/
Colin Hendrick